CONFORMED COPY


                         TERMINATION AGREEMENT dated as of March 13, 2000, among
                    TIME WARNER INC., a Delaware corporation ("Time Warner"), SONY CORPORATION OF AMERICA, a New York corporation ("Sony"), CDNOW, INC., a Pennsylvania corporation ("CDnow"), DELAWARE HOLDCO CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of CDnow ("Holdco"), PENNSYLVANIA SUBSIDIARY, INC., a Pennsylvania corporation and a direct wholly owned subsidiary of Holdco ("Pennsylvania Sub"), DELAWARE SUB I L.L.C., a Delaware limited liability company and a direct wholly owned subsidiary of Holdco ("Delaware Sub I"), DELAWARE SUB II L.L.C., a Delaware limited liability company and a direct wholly owned subsidiary of Holdco ("Delaware Sub II"), and the individuals party to this Termination Agreement.

          WHEREAS Time Warner, Sony, CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II have entered into an Agreement of Merger and Contribution dated as of July 12, 1999 (the "Merger and Contribution Agreement");

          WHEREAS, in connection with the execution and delivery of the Merger and Contribution Agreement, Warner Music Canada Ltd., a corporation organized under the laws of Ontario ("Time Warner Canada"), Sony Music Entertainment (Canada) Inc., a corporation organized under the laws of Canada ("Sony Canada"), The Columbia House Company (Canada), a general partnership organized under the laws of Ontario ("Columbia House Canada"), the general partners of which are Time Warner Canada and Sony Canada, 3030809 Nova Scotia ULC, an unlimited liability company organized under the laws of Nova Scotia and a direct wholly owned subsidiary of Columbia House Canada, and Holdco entered into a Master Canadian Transaction Agreement dated as of July 12, 1999 (the "Master Canadian Transaction Agreement");

          WHEREAS, in connection with the execution and delivery of the Merger and Contribution Agreement, Time Warner, Sony and the certain shareholders of CDnow entered into the CDnow, Inc. Shareholders Agreement dated as of July 12, 1999 (the "CDnow Shareholder Agreement");

          WHEREAS, in connection with the execution and delivery of the Merger and Contribution Agreement, Time

Warner, Sony and CDnow entered into a Stock Option Agreement dated as of July 12, 1999 (the "Stock Option Agreement");

          WHEREAS, in connection with the execution and delivery of the Merger and Contribution Agreement, Time Warner, Sony, CDnow, Holdco, Pennsylvania Subsidiary, Delaware Sub I and Delaware Sub II entered into a Letter Agreement dated July 12, 1999 (together with the Merger and Contribution Agreement, the Master Canadian Transaction Agreement, the CDnow Shareholder Agreement and the Stock Option Agreement, the "Transaction Agreements");

          WHEREAS, in connection with the execution and delivery of the Merger and Contribution Agreement, Time Warner, Sony Music Entertainment Inc., a Delaware corporation ("SMEI"), and CDnow entered into a Convertible Loan Agreement dated as of July 12, 1999 (the "Convertible Loan Agreement);

          WHEREAS, in connection with the Convertible Loan Agreement, CDnow and certain related companies entered into a Guarantee and Collateral Agreement dated as of January 21, 2000, in favor of Time Warner, as Security Agent for Time Warner and SMEI as lenders under the Convertible Loan Agreement (the "Security Agreement"); and

          WHEREAS, the parties hereto mutually desire to terminate the Transaction Agreements on the terms set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Termination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   Termination

          SECTION 1.01. Termination. Time Warner, Sony and CDnow mutually consent to terminate the Merger and Contribution Agreement pursuant to Section 10.01(a) of the Merger and Contribution Agreement, which termination constitutes automatic termination of (i) the Master Canadian Transaction Agreement pursuant to Section 4.4 thereof and (ii) the CDnow Shareholder Agreement pursuant to
Section 4 thereof. Each of Time Warner, Sony and CDnow acknowledges and agrees that, pursuant to Section 2 of the Stock Option Agreement, the termination of the Merger and Contribution Agreement as provided in the preceding sentence shall cause the Option (as defined in Section 1 of the Stock Option Agreement) granted under the Stock Option Agreement to terminate and be of no further force and effect.

          SECTION 1.02. Effect of Termination. Notwithstanding anything to the contrary contained in the Transaction Agreements, the Convertible Loan Agreement or the Security Agreement, except with respect to (i) Section 3.14, Section 4.14, the last sentence of Section 8.02(a), Section 8.07(a), Section 10.02 and
Article XI of the Merger and Contribution Agreement and (ii) Article 4 of the Master Canadian Transaction Agreement, which provisions shall survive the termination of the Transaction Agreements (for the avoidance of doubt, Section 8.07(b) and Section 8.07(c) of the Merger and Contribution Agreement shall not survive the termination of the Transaction Agreements), none of the parties to this Termination Agreement nor any of their respective parents, subsidiaries or affiliates, or any of their respective directors, officers, trustees, representatives, employees, attorneys, advisors, investment bankers, agents, stockholders, warrant holders, partners, associates, predecessors, heirs, executors, administrators, legal representatives, successors or assigns shall have any liability or obligation under the Transaction Agreements.

          SECTION 1.03. Public Announcements. The press release announcing the termination of the Transaction Agreements shall be in the form of Exhibit A to this Termination Agreement.


                                   ARTICLE II

                     Releases and Absence of Indemnification

          SECTION 2.01. Releases. (a) Each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II, and each of the individuals who execute this Termination Agreement, for such party and such party's successors and assigns, hereby releases and forever discharges each of Time Warner and Sony, and any and all of their respective present, former and future parents, subsidiaries and affiliates, and any and all of their respective present, former and future directors, officers, trustees, representatives, employees, attorneys, advisors, investment bankers, agents, stockholders, warrant holders, partners, associates, predecessors, heirs, executors, administrators, legal representatives, successors and assigns, in any capacity whatsoever (the "Time Warner and Sony Released Persons"), from all claims, actions, complaints, causes of action, judgments, liabilities, obligations, damages, debts, demands or suits (each individually, a "Claim" and collectively, "Claims"), at law or in equity, known or unknown, which CDnow or any other CDnow Released Person (as hereinafter defined) claiming through, under or on behalf of CDnow or any other CDnow Released Person or any of their successors or assigns ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Termination Agreement, which Claims relate to or result from or arise out of any Transaction Agreement or any of the transactions contemplated by any of the Transaction Agreements. For the avoidance of doubt, nothing in this Termination Agreement shall constitute a release of any Claims under the Convertible Loan Agreement or the Security Agreement or the notes and documents issued thereunder.

          (b) Each of Time Warner and Sony, for such party and such party's successors and assigns, hereby releases and forever discharges each of CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II, and each of the individuals who execute this Termination Agreement, and any and all of their respective present, former and future parents, subsidiaries and affiliates, and any and all of their respective present, former and future directors, officers, trustees, representatives, employees, attorneys, advisors, investment bankers, agents, stockholders, warrant holders, partners, associates, predecessors, heirs, executors, administrators, legal representatives, successors and assigns, in any capacity whatsoever (the "CDnow Released Persons"), from all Claims, at law or in equity, known or unknown, which Time Warner, Sony or any other Time Warner and Sony Released Person claiming through, under or on behalf of Time Warner or Sony or any other Time Warner and Sony Released Person or any of their successors or assigns ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Termination Agreement, which Claims relate to or result from or arise out of any Transaction Agreement or any of the transactions contemplated by any of the Transaction Agreements. For the avoidance of doubt, nothing in this Termination Agreement shall constitute a release of any Claims under the Convertible Loan Agreement or the Security Agreement or the notes and documents issued thereunder.

          (c) Each of the parties to this Termination Agreement hereby acknowledges and agrees that all claims under Section 1542 of the California Civil Code and any other provision of law now or hereafter enacted, adjudicated or sought to be adjudicated relating to the release or waiver of unknown or unspecified claims are hereby specifically and expressly released and waived. Each of the parties understands that Section 1542 of the California Civil Code provides that "[a] general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor". For purposes of this Termination Agreement, each of the parties acknowledges and agrees that it may be considered to be both a "creditor" and a "debtor" for all purposes and with respect to all claims it may now know or suspect to exist within the meaning of Section 1542 of the California Civil Code and any other provision of law nor or hereafter enacted, adjudicated or sought to be adjudicated relating to the release or waiver of unknown or unspecified claims.

          SECTION 2.02. No Indemnification. Nothing in this Article II shall in any way constitute an agreement by any party to this Termination Agreement to indemnify any other party hereto against any third party Claim or, except as specifically set forth herein with respect to the Time Warner and Sony Released Persons and the CDnow Released Persons, waive, release, limit or restrict any Claim which any party may have against any person or entity not a party to this Termination Agreement.

                                   ARTICLE III

                             Financing Arrangements

          SECTION 3.01. Amendment of Convertible Loan Agreement and Consent in respect of Security Agreement. Time Warner and CDnow shall, and Sony shall cause SMEI to, simultaneously with the execution and delivery of this Termination Agreement, enter into an amendment to the Convertible Loan Agreement in the form of Exhibit B to this Termination Agreement. Time Warner and CDnow shall, and Sony shall cause SMEI to, simultaneously with the execution and delivery of this Termination Agreement, enter into a consent in respect of the Security Agreement in the form of Exhibit C to this Termination Agreement.

          SECTION 3.02. Purchase of Common Stock. (a) Each of Time Warner and Sony agrees to, or to cause one or more of its subsidiaries to, purchase from CDnow, and CDnow agrees to sell to each of Time Warner and Sony, or one or more subsidiaries of Time Warner or Sony, as the case may be, that number of shares of common stock, without par value, of CDnow (the "CDnow Common Stock"), determined by dividing $10,500,000 by the Market Value (as defined below) of shares of CDnow Common Stock, rounded up to the nearest whole share (all such shares of CDnow Common Stock purchased by Time Warner and Sony, and any of their respective subsidiaries, the "Purchased Shares") for an aggregate purchase price of $21,000,000 (the "Aggregate Purchase Price"). For purposes of this Section 3.02, the term "Market Value" shall mean $8.73 per share of CDnow Common Stock, which is the volume weighted average of the closing price of CDnow Common Stock as reported on the Nasdaq National Market on each of the ten consecutive trading days ending with the trading day immediately preceding the date of this Termination Agreement. CDnow represents and warrants that, upon issuance of the Purchased Shares and receipt of payment therefor, such shares will be validly issued, fully paid and nonassessable.

          (b) On or prior to March 16, 2000, each of Time Warner and Sony shall pay to CDnow, in U.S. dollars by wire transfer in immediately available funds to an account specified by the Chief Financial Officer of CDnow in a written notice delivered to each of Time Warner and Sony on or prior to March 14, 2000, an amount equal to one-half of the Aggregate Purchase Price. Not later than one business day following receipt by CDnow of the Aggregate Purchase Price, CDnow shall deliver to each of Time Warner and Sony certificates representing the Purchased Shares.

          (c) Each of Time Warner and Sony, and any of their respective subsidiaries who hold Purchased Shares, shall have registration rights with respect to the Purchased Shares that are identical to the registration rights provided in Section 9 of the Convertible Loan Agreement in respect of any shares of CDnow Common Stock issued upon conversion of any loans, or any interest payable with respect thereto, made by Time Warner or SMEI to CDnow pursuant to the Convertible Loan Agreement.

          (d) Time Warner and Sony, and any of their respective subsidiaries who hold shares of CDnow Common Stock, acting as one group, shall be entitled, but shall not be required, at any time and from time to time, to designate one individual (the "Designee") to serve as a member of the Board of Directors of CDnow (the "Board of Directors"). In the event a Designee shall have been designated, CDnow shall use all reasonable efforts to cause the Board of Directors to effect the nomination of the Designee (i) in the case of any Designee designated on or prior to December 31, 2001, as a Class I Director and
(ii) in the case of any Designee designated after December 31, 2001, for so long as the Board of Directors shall have more than one class, as a member of that class of directors whose term expires at the annual meeting of shareholders of CDnow occurring in the year that is three years after the year in which such Designee is designated, and, in the event the Board of Directors shall have only one class, as a member of the Board of Directors. If the Designee is a director or holds a management level position in any entity whose primary business (i) is engaged in selling pre-recorded music or videos through the Internet or (ii) otherwise competes with the business of CDnow, then Time
Warner and Sony shall cause this Designee to immediately resign from the Board of Directors. The right of Time Warner and Sony, and any of their respective subsidiaries who hold shares of CDnow Common Stock, to designate the Designee shall terminate whenever the total number of shares of CDnow Common Stock held by Time Warner, Sony or any of their respective subsidiaries shall be less than 50% of the number of shares constituting the Purchased Shares, in each case appropriately adjusted in accordance with the provisions contained in Exhibit D to the Convertible Loan Agreement.


                                   ARTICLE IV

                             Strategic Relationships

          Each of Time Warner, Sony and CDnow will work together to explore strategic relationships into which they may enter for the benefit of the businesses of CDnow and The Columbia House Company. Nothing contained in this Termination Agreement, any of the Transaction Agreements, the Convertible Loan Agreement or the Security Agreement shall in any way require or otherwise obligate, or be deemed to require or otherwise obligate, any of the parties to this Termination Agreement to enter into any relationship with, or to make any commitment to, any of the other parties to this Termination Agreement, and any and all decisions as to whether or not to enter into any such relationship or to make any such commitment shall be made by each party in its sole discretion.


                                    ARTICLE V

                               General Provisions

          SECTION 5.01. Notices. All notices, requests, claims, demands and other communications under this Termination Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Time Warner, to

                           Time Warner Inc.
                           75 Rockefeller Plaza
                           New York, New York 10019

                           Attention: General Counsel

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, New York 10019

                           Attention: Faiza J. Saeed, Esq.

                  (b) if to Sony, to

                           Sony Corporation of America
                           550 Madison Avenue
                           New York, New York 10022

                           Attention:  Executive Vice President and
                                       Chief Financial Officer

                           with a copy to:

                           Sony Corporation of America
                           550 Madison Avenue
                           New York, New York 10019

                           Attention: Vice President,
                                     Legal Department

                           and:

                           Rosenman & Colin
                           575 Madison Avenue
                           New York, New York 10022

                           Attention: H. Paul Burak, Esq.

          (c) if to CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II or any individual who is a party to this Termination Agreement, to

                           CDnow, Inc.
                           1005 Virginia Drive
                           Ft. Washington, Pennsylvania  19034

                           Attention: General Counsel

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           1701 Market Square
                           Philadelphia, Pennsylvania 19103

                           Attention: N. Jeffrey Klauder, Esq.

          SECTION 5.02. Interpretation. When a reference is made in this Termination Agreement to a Section, such reference shall be to a Section of this Termination Agreement unless otherwise indicated. The headings contained in this Termination Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Termination Agreement. Whenever the words "include", "includes" or "including" are used in this Termination Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 5.03 Severability. If any term or other provision of this Termination Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 5.04 Counterparts. This Termination Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Termination Agreement shall become effective as of the date first written above when each of Time Warner, Sony, CDnow, Holdco, Pennsylvania Sub, Delaware Sub I and Delaware

Sub II shall have received counterparts of this Termination Agreement that, when taken together, bear the signatures of all such parties to this Termination Agreement, notwithstanding the absence of counterparts of this Termination Agreement bearing the signature of any individual identified on the signature pages to this Termination Agreement. Once effective, this Termination Agreement shall be binding upon, and enforceable against, each of Time Warner, Sony, CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II and each individual who executes this Termination Agreement, notwithstanding the failure of any individual identified on the signature pages to this Termination Agreement to execute this Termination Agreement. For the avoidance of doubt, each of Time Warner, Sony, CDnow, Holdco, Pennsylvania Sub, Delaware Sub I, Delaware Sub II and each individual who executes this Termination Agreement, and no other entity or person, shall be a party to this Termination Agreement.

          SECTION 5.05. Entire Agreement; No Third-Party Beneficiaries. This Termination Agreement and the Convertible Loan Agreement, as amended as provided in this Termination Agreement, and Security Agreement, as modified as provided in this Termination Agreement, and any notes and documents issued thereunder,
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Termination Agreement and (b) except as provided in
Section 2.01(a) and Section 2.01(b), are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 5.06. Governing Law. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 5.07. Assignment. This Termination Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 5.08 Enforcement. The parties to this Termination Agreement agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Termination Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this

Termination Agreement and to enforce specifically the terms and provisions of this Termination Agreement in any New York state court or, any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Termination Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Termination Agreement in any court other than any New York state court or any Federal court sitting in the State of New York and
(iv) waives any right to trial by jury with respect to any action related to or arising out of this Termination Agreement.

          SECTION 5.09. Acknowledgments. Each of the parties to this Termination Agreement acknowledges and represents that this Termination Agreement, including
Article II hereof, is entered into freely and voluntarily by it, it is represented by counsel and it has had an opportunity to review this Termination Agreement, including Article II hereof, with counsel prior to affixing its signature to this Termination Agreement.

          SECTION 5.10. Fees and Expenses. All fees and expenses incurred in connection with this Termination Agreement and the termination of the Transaction Agreements shall be borne by the party incurring such fees and expenses.

          IN WITNESS WHEREOF, each of the parties hereto have duly executed this Termination Agreement, all as of the date first written above.


                                            TIME WARNER INC.,

                                              by
                                                   /s/  Spencer B. Hays
                                                --------------------------
                                                Name:  Spencer B. Hays
                                                Title: Vice President and
                                                       Deputy General
                                                       Counsel


                                            SONY CORPORATION OF AMERICA,

                                              by
                                                  /s/  Marinus N. Henny
                                                --------------------------
                                                Name:  Marinus N. Henny
                                                Title: Executive
                                                       Vice President


                                            CDNOW, INC.,

                                              by
                                                   /s/ Jason Olim
                                                --------------------------
                                                Name:  Jason Olim
                                                Title: President and
                                                       Chief Executive Officer


                                            DELAWARE HOLDCO CORPORATION,

                                              by
                                                   /s/   David A. Capozzi
                                                --------------------------
                                                Name:  David A. Capozzi
                                                Title: Vice President and
                                                       Secretary


                                            PENNSYLVANIA SUBSIDIARY, INC.,

                                              by
                                                   /s/  David A. Capozzi
                                                --------------------------
                                                Name:  David A. Capozzi
                                                Title: Vice President and
                                                       Secretary

                                            DELAWARE SUB I L.L.C.,

                                              by
                                                    /s/  Jason Olim
                                                ---------------------------
                                                Name:  Jason Olim
                                                Title: President


                                            DELAWARE SUB II L.L.C.,

                                              by
                                                   /s/  Jason Olim
                                                --------------------------
                                                Name:  Jason Olim
                                                Title: President


                                                      JASON OLIM

                                                  /s/ Jason Olim
                                                --------------------------


                                                      MATTHEW OLIM

                                                    /s/ Matthew J. Olim
                                                --------------------------


                                                    JONATHAN V. DIAMOND

                                                --------------------------


                                                    ROBERT DAVID GRUSIN

                                                --------------------------



                                                      JAMES E. COANE


                                                --------------------------

                                                                       EXHIBIT A



                                               Press Release

CDNOW To Merge With Sony's and Time Warner's Columbia House, FOR IMMEDIATE
RELEASE:

           CDNOW, TIME WARNER AND SONY CORPORATION ANNOUNCE STRATEGIC
                         RELATIONSHIP IN PLACE OF MERGER

                    Parties Agree Not to Proceed With Merger

              Time Warner and Sony to Be Equity Investors in CDNOW

NEW YORK and FORT WASHINGTON, PA , March 13, 2000 - CDNOW (Nasdaq:CDNW), Time Warner Inc. (NYSE:TWX) and Sony Corporation (NYSE: SNE) announced the termination of the pending merger of CDNOW with Time Warner's and Sony's Columbia House. The parties have reached a new arrangement with significant investments and a commitment to explore strategic relationships with CDNOW. With this arrangement, CDNOW remains an independent public company with continued ties to Time Warner, Sony and Columbia House.

Time Warner and Sony have agreed to commit $51 million to CDNOW, by providing an additional $21 million in cash as an equity investment and converting an existing $30 million short-term loan commitment into long-term convertible debt.

Jason Olim, CDNOW's President and CEO said, "We are obviously disappointed that the merger originally envisioned last July will not be completed. However, we feel the termination of the merger is the best move for CDNOW and its shareholders. This new relationship with Time Warner and Sony, including their significant commitment to purchase 2,405,500 shares of CDNOW common stock for $21 million in cash coupled with the conversion of existing and future borrowings under a $30 million short-term loan commitment to long-term convertible debt, allows us to focus on our primary business: building one of the world's great music brands. We plan to immediately begin considering other strategic opportunities for the company."

Scott Flanders, Chairman and CEO of Columbia House, said, "I am pleased with this commitment to CDNOW and am excited about this alliance with Jason and his colleagues. It's unfortunate that we could not proceed with our merger as originally planned, but we expect our ongoing relationship to provide many benefits to both CDNOW and to Columbia House and its parents."

                                     -more-

About CDNOW
CDNOW, Inc. (Nasdaq: CDNW) is the online music destination that offers the most comprehensive, personalized connection to the world of music. CDNOW's offerings consist of more than 500,000 music and entertainment-related items, including CDs, music downloads, DVDs, videotapes, cassettes, vinyl albums and Custom CDs, as well as music samples and intelligent album recommendations. CDNOW Media, the Company's newly formed interactive division, develops CDNOW's interactive content, including allstar(TM) News, artist interviews and reviews, Cosmic Music Network-an innovative community for unsigned bands-and the Company's cybercasting and entertainment initiatives.

About Time Warner Inc.
Time Warner Inc. (NYSE: TWX, www.timewarner.com) is the world's leading media company. Its businesses: cable networks, publishing, music, filmed entertainment, cable and digital media.

About Sony
Sony Corporation is a leading manufacturer of audio, video, communications and information technology products for the consumer and professional markets. Its music, pictures and computer entertainment operations make Sony one of the most comprehensive entertainment companies in the world. Sony recorded consolidated annual sales of over $56 billion for the fiscal year ended March 31, 1999. Sony's Home Page URL: http://www.sony.co.jp/

                                       ###


Contacts:

CDNOW, Inc.                CDNOW, Inc.               Sony Corporation of
                                                     America
Debbie Vondran             Marlo Zoda                Ann Morfogen
215-619-9366               215-619-9432              212-833-6873

Patricia Kiel                                 Time Warner Inc.
Sony Music Entertaiment                       Edward Adler
212-833-4647                                  212-484-6630

                                                                       EXHIBIT B


                         AMENDMENT dated as of March 13, 2000 (this
                    "Amendment"), to the Convertible Loan Agreement dated as of July 12, 1999 (the "Convertible Loan Agreement"), among CDNOW, INC., a Pennsylvania corporation (the "Borrower"), SONY MUSIC ENTERTAINMENT INC. ("Sony Music") and TIME WARNER INC. ("Time Warner", and together with Sony Music, the "Lenders").

          WHEREAS the Borrower and the Lenders have entered into the Convertible Loan Agreement;

          WHEREAS the Borrower and the Lenders desire to amend the Convertible Loan Agreement to make certain modifications and clarifications to the provisions contained therein;

          NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Amendment, the parties hereto hereby agree:

          SECTION 1. Amendment of Section 1. (a) The definition of the term "Conversion Price" in Section 1 of the Convertible Loan Agreement is hereby deleted in its entirety and such definition is hereby replaced with the following definition:

          "'Conversion Price' shall mean $10.00.".

          (b) The definition of the term "Final Maturity Date" in Section 1 of the Convertible Loan Agreement is hereby deleted in its entirety and such definition is hereby replaced with the following definition:

          "'Final Maturity Date' shall mean the earlier of (a) such time as the Loan Commitment is reduced to zero pursuant to the terms hereof and
          (b) January 15, 2003.".

          (c) The definition of the term "Indebtedness" in Section 1 of the Convertible Loan Agreement is hereby amended to delete clause (iv) thereof in its entirety and such clause is hereby replaced with the following clause:

          "(iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 120 days overdue, or alternative terms of which have been agreed to by the parties (so long as such terms do not provide for any amounts to be more than 366 days overdue) or which are being contested in good faith)".

          (d) The definition of the term "Interest Rate" in Section 1 of the Convertible Loan Agreement is hereby deleted in its entirety and such definition is hereby replaced with the following definition:

          "'Interest Rate' shall mean a rate per annum equal to the Eurodollar Rate plus 3%.".

          (e) The definition of the term "Net Debt Proceeds" in Section 1 of the Convertible Loan Agreement is hereby deleted in its entirety.

          (f) The definition of the term "Permitted Interim Financing" in
Section 1 of the Convertible Loan Agreement is hereby deleted in its entirety and such definition is hereby replaced with the following definition:

          "'Permitted Interim Financing' shall mean Indebtedness for borrowed money incurred by the Borrower provided that (i) the maturity date thereof extends to at least 366 days beyond the Final Maturity Date,
          (ii) such Indebtedness (A) is unsecured or is secured by a Lien that is junior to any Lien securing any amounts outstanding under this Agreement and (B) is not guaranteed by any Subsidiary of the Borrower,
          (iii) such Indebtedness contains representations, warranties, covenants and agreements which are not more restrictive, individually or taken as a whole, than those in effect hereunder and (iv) such Indebtedness is subject to subordination and intercreditor arrangements satisfactory to the Lenders (and appropriate to reflect the senior, secured nature of the Obligations).".

          (g) The definition of the term "Third Party Tender Offer" in Section 1 of the Convertible Loan Agreement is hereby amended to add to the end thereof the phrase "(and replacing every reference to "Company" therein with "Borrower", the reference to "Purchaser" therein with "Lender" and the reference to "Common Stock" therein with "common stock, without par value, of the Borrower")".

          SECTION 2. Amendment of Section 2.6. Section 2.6 of the Convertible Loan Agreement is hereby amended to delete clause (i) thereof in its entirety and such clause is hereby replaced with the following clause:

          (i) the Borrower shall give the Lenders written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least five Business Days prior to a prepayment, which notice shall specify the date (which shall be a Business Day), the Loans and the amount of such prepayment and".

          SECTION 3. Amendment of Section 2.7. Section 2.7(a) of the Convertible Loan Agreement is hereby deleted in its entirety and such section is hereby replaced with the following two sentences:

          "If the Borrower or any of its Subsidiaries shall receive any proceeds from any sale, lease, transfer or disposition to any Person of any of its Property or Equity Securities then the Borrower shall immediately upon receipt thereof apply in accordance with Section 2.9 an amount in cash equal to 100% of the Net Sale Proceeds from such sale, lease, transfer or disposition to the Lenders as a mandatory repayment of outstanding Loans and reduction in the remaining Loan Commitment in accordance with the requirements of Section 2.8; provided, however, that this Section 2.7(a) shall not apply to (i) sales of inventory in the ordinary course of business, (ii) permitted Sale and Leaseback Transactions, (iii) sales of shares of CDnow Common Stock to Time Warner and Sony Corporation of America ("Sony"), or any of their respective Subsidiaries, pursuant to the Termination Agreement dated as of the date hereof among Time Warner, Sony, the Borrower, Delaware Holdco Corporation, Pennsylvania Subsidiary, Inc., Delaware Sub I L.L.C., Delaware Sub II L.L.C., (iv) sales of shares of Liquid Audio, Inc. held by the Borrower or any of its subsidiaries in accordance with the terms of the Consent dated as of the date hereof among the Borrower, Time Warner and SMEI or (v) the issuance of Equity Securities for fair market value representing up to 19.9% of the then outstanding shares of CDnow Common Stock in connection with any Permitted Interim Financing. For the avoidance of doubt, if the Borrower or any of its Subsidiaries shall receive any proceeds from any Permitted Interim Financing, such proceeds shall not be applied as a mandatory repayment of outstanding Loans or a reduction in the remaining Loan Commitment."

          Section 2.7(b) of the Convertible Loan Agreement is hereby deleted in its entirety and Section 2.7(c) of the Convertible Loan Agreement is hereby denoted Section 2.7(b).

          SECTION 4. Amendment of Section 2.8. Section 2.8 of the Convertible Loan Agreement is hereby amended to delete the second sentence of such section in its entirety and such sentence is hereby replaced with the following sentence:

          "The excess of any Net Sale Proceeds over amounts required to repay principal and Interest shall reduce the remaining unused Loan Commitment.".

          SECTION 5. Amendment of Section 5.1. Section 5.1(h) of the Convertible Loan Agreement is hereby deleted in its entirety and such section is hereby replaced with the following:

          " - five Business Days prior to the Borrower or any Subsidiary entering into any transaction or taking any action which would result in a mandatory prepayment under Section 2.7, a written notice specifying the nature thereof.".

          SECTION 6. Amendment of Section 6.3. Section 6.3 of the Convertible Loan Agreement is hereby deleted in its entirety and such section is hereby replaced with the following sentence:

          "The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness, and the Borrower will not issue any Disqualified Stock or permit any of its Subsidiaries to issue any Disqualified Stock.".

          SECTION 7. Amendment of Section 8.1 Section 8.1 of the Convertible Loan Agreement is hereby deleted in its entirety and such section is hereby replaced with the following sentence:

          "Subject to and upon compliance with the provisions of this Section 8, each Lender, at its sole option, may, at any time and from time to time, irrespective of whether the Borrower shall have delivered any notice pursuant to Section 2.6 or Section 5.1, convert (a) each Note or any portion of the principal amount thereof which equals $500,000 or any integral multiple thereof, and (b) the amount of accrued and unpaid Interest on the Loan represented by such Note (including without limitation any overdue Interest accruing at the Default Rate), into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of CDnow Common Stock equal to the quotient obtained by dividing (i) the aggregate of such principal amount and accrued and unpaid interest to be so converted by
          (ii) the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

          SECTION 8. Representations and Warranties. (a) The Borrower represents and warrants to each of the Lenders that (i) the Borrower has all requisite power and authority to execute and deliver this Amendment, (ii) the execution and delivery by the Borrower of this Amendment have been duly authorized by all necessary action on the part of the Borrower, (iii) the Borrower has duly executed and delivered this Amendment, and, assuming the due authorization, execution and delivery by each person other than the Borrower party hereto, this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iv) the representations and warranties set forth in the Section 4 of the Convertible Loan Agreement are true and correct in all material respects on and as of the date of this Amendment with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) Time Warner represents and warrants to the Borrower and Sony Music that (i) Time Warner has all requisite power and authority to execute and deliver this Amendment, (ii) the execution and delivery by Time Warner of this Amendment have been duly authorized by all necessary action on the part of Time Warner and (iii) Time Warner has duly executed and delivered this Amendment, and, assuming the due authorization, execution and delivery by each person other than Time Warner party hereto, this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (c) Sony Music represents and warrants to the Borrower and Time Warner that (i) Sony Music has all requisite power and authority to execute and deliver this Amendment, (ii) the execution and delivery by Sony Music of this Amendment has been duly authorized by all necessary action on the part of Sony Music and
(iii) Sony Music has duly executed and delivered this Amendment, and, assuming the due authorization, execution and delivery by each person other than Sony Music party hereto, this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 9. Governing Law, Submission to Jurisdiction. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF
LAW).

          (b) Any legal action or proceeding with respect to this Amendment and any action for enforcement of any judgment in respect hereof may be brought in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Amendment, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth in
Section 10.3 of the Convertible Loan Agreement. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lenders or any holder of a Note (as defined in the Convertible Loan

Agreement) to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          SECTION 11. Headings Descriptive. The headings of the several Sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

          SECTION 12. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          SECTION 13. Full Force and Effect. Except as expressly set forth in this Amendment, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Borrower under the Convertible Loan Agreement or any other Loan Document (as defined in the Convertible Loan Agreement), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Convertible Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing contained in this Amendment shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Convertible Loan Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a "Loan Document" for all purposes of the Convertible Loan Agreement and the other Loan Documents. As used in the Convertible Loan Agreement, the terms "hereof" and "hereto", and words of similar import, shall, unless the context otherwise requires, refer to the Convertible Loan Agreement as amended by this Amendment. Any reference in any document to the Convertible Loan Agreement shall be deemed to be a reference to the Convertible Loan Agreement as amended by this Amendment.

          SECTION 14. Fees and Expenses. All fees and expenses incurred in connection with this Amendment shall be borne by the party incurring such fees and expenses.

          IN WITNESS WHEREOF, each of the parties hereto have duly executed this Amendment, all as of the date first written above.

                                                 CDNOW, INC.,

                                                   by

                                                     --------------------------
                                                     Name:
                                                     Title:


                                                 SONY MUSIC ENTERTAINMENT INC.,

                                                   by

                                                     --------------------------
                                                     Name:
                                                     Title:


                                                 TIME WARNER INC.,

                                                   by

                                                     --------------------------
                                                     Name:
                                                     Title:

The undersigned guarantors
under the Guarantee and
Collateral Agreement
entered into in connection
with the Convertible Loan
Agreement hereby consent to
the Amendment and acknowledge
and agree that the Guarantee
and Collateral Agreement
(including the guarantee
provided by such guarantor
thereunder) remains in full
force and effect.

CDNOW ONLINE, INC.,

  by

   --------------------------
   Name:
   Title:


N2K INC.,

  by

   --------------------------
   Name:
   Title:


CDNOW INVESTMENTS, INC.,

  by

   --------------------------
   Name:
   Title:


CDNOW TRADEMARKS, INC.,

  by

   --------------------------
   Name:
   Title:

SUPERSONIC BOOM, INC.,

  by

   --------------------------
   Name:
   Title:


TSI LICENSING, INC.,

  by

   --------------------------
   Name:
   Title:

                                                                       EXHIBIT C


                         CONSENT dated as of March 13, 2000 (this "Consent"), in
                    respect of the Guarantee and Collateral Agreement (the "Security Agreement") dated as of January 21, 2000, made by CDnow, Inc. (the "Borrower") and the other parties identified therein, in favor of Time Warner Inc., as Security Agent (in such capacity, the "Security Agent") for Time Warner Inc. ("Time Warner") and Sony Music Entertainment Inc. (together with "Time Warner", the "Lenders") under the Convertible Loan Agreement dated as of July 12, 1999, among the Borrower and the Lenders (the "Convertible Loan Agreement").

          WHEREAS the Borrower and the Lenders have entered into the Convertible Loan Agreement;

          WHEREAS, in connection with the Convertible Loan Agreement the Borrower and the other parties identified therein have made the Security Agreement in favor of the Security Agent;

          WHEREAS the Borrower has requested that the Lenders and the Security Agent (i) consent to the sale of all shares of common stock of, and all warrants to acquire shares of common stock of, Liquid Audio, Inc. (the "Shares") to a third party that is not a subsidiary of, or in any way affiliated with, the Borrower (the "Sale") for a purchase price that is equal to the fair market value of such shares or warrants, as the case may be, and (ii) release from the lien created pursuant to the Security Agreement all of the Shares that are sold in a Sale;

          WHEREAS the Lenders and the Security Agent are willing to grant such consent on the terms, and subject to the conditions, and to the extent set forth in, this Consent.

          NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Consent, the parties hereto hereby agree:

          SECTION 1. Consent and Release. (a) Each of the Lenders and the Security Agent hereby consents to the Sale of the Shares on the terms, and subject to the conditions, set forth in this Consent.

          (b) Each of the Lenders hereby releases, and hereby authorizes the Security Agent to execute any and all further documents necessary or desirable to evidence the release, from the lien created pursuant to the Security Agreement any and all Shares that are sold in a Sale, effective upon consummation of such Sale.

          SECTION 2. Representations and Warranties. To induce the other parties to this Consent to enter into this Consent, the Borrower hereby represents and warrants to each of the Lenders and the Security Agent that (i) the Borrower has all requisite power and authority to execute and deliver this Consent, (ii) the execution and delivery by the Borrower of this Consent have been duly authorized by all necessary action on the part of the Borrower, (iii) the Borrower has duly executed and delivered this Consent, and, assuming the due authorization, execution and delivery by each person other than the Borrower party hereto, this Consent constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iv) the representations and warranties set forth in the Section 4 of the Convertible Loan Agreement are true and correct in all material respects on and as of the date of this Consent with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          SECTION 3. Conditions. On the date on which any Sale of Shares is consummated, (i) the representations and warranties set forth in the Section 4 of the Convertible Loan Agreement shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default (as defined in the Convertible Loan Agreement) or Event of Default (as defined in the Convertible Loan Agreement) shall have occurred or be continuing.

          SECTION 4. Effectiveness of Consent. This Consent shall become effective as of the date first written above when the Security Agent shall have received counterparts of this Consent that, when taken together, bear the signatures of the Borrower, the Security Agent and the Lenders.

          SECTION 5. Governing Law, Submission to Jurisdiction. (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

          (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect hereof may be brought in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth in
Section 10.3 of the Convertible Loan Agreement. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lenders or any holder of a Note (as defined in the Convertible Loan Agreement) or the Security Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          SECTION 6. Counterparts. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          SECTION 7. Headings Descriptive. The headings of the several Sections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

          SECTION 8. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, EACH LENDER AND THE SECURITY AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          SECTION 8. Full Force and Effect. Except as expressly set forth in this Consent, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Security Agent or the Borrower under the Convertible Loan Agreement, the Security Agreement or any other Loan Document (as defined in the Convertible Loan Agreement), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Convertible Loan Agreement, the Security Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing contained in this Consent shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Convertible Loan Agreement, the Security Agreement or any other Loan Document in similar or different circumstances. This Consent shall constitute a "Loan Document" for all purposes of the Convertible Loan Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, each of the parties hereto have duly executed this Consent, all as of the date first written above.

                                             CDNOW, INC.,

                                               by

                                                 ---------------------------
                                                 Name:
                                                 Title:


                                              SONY MUSIC ENTERTAINMENT INC.,

                                                by

                                                  --------------------------
                                                  Name:
                                                  Title:

                                              TIME WARNER INC., as Lender
                                              and Security Agent,

                                                by

                                                  --------------------------
                                                  Name:
                                                  Title: